CMA Multi-State Municipal Series Trust
Series Number: 4
File Number: 811-5011
CIK Number: 810598
CMA California Municipal Money Fund
For the Period Ending: 03/31/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Inc., for the year ended March 31, 2003.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/24/2002	$11,000	California Housing Finance Agency	1.44%	02/01/2035
04/24/2002	31,000	California Housing Finance Agency	1.44	02/01/2026
04/25/2002	1,500	California Housing Finance Agency	1.46	02/01/2035
05/31/2002	25,000	Newport Beach California	1	12/01/2029
09/06/2002	14,500	California Housing Finance Agency	1.29	02/01/2033
09/18/2002	28,000	California Housing Finance Agency	1.34	02/01/2033
09/19/2002	3,500	California Housing Finance Agency	1.37	02/01/2033
10/11/2002	2,100	California Housing Finance Agency	1.58	02/01/2033
10/16/2002	4,000	California Housing Finance Agency	1.86	02/01/2026
10/16/2002	3,600	California Housing Finance Agency	1.86	02/01/2035
10/16/2002	1,000	California Housing Finance Agency	1.83	02/01/2033
10/24/2002	5,400	California Housing Finance Agency	1.81	02/01/2033
12/17/2002	21,440	Puerto Rico Commonwealth	1	12/01/2015
12/19/2002	45,200	California Housing Finance Agency	1.09	02/01/2033
12/20/2002	9,000	California Housing Finance Agency	1.19	02/01/2033
12/31/2002	7,500	California Housing Finance Agency	1.49	02/01/2026
01/03/2003	10,300	California Housing Finance Agency	0.70	02/01/2026
01/21/2003	2,500	California Housing Finance Agency	0.81	02/01/2035
01/27/2003	15,500	California Housing Finance Agency	0.96	02/01/2026
01/30/2003	9,300	California Housing Finance Agency	1.16	02/01/2026
02/04/2003	22,565	Los Angeles California Schools	1.30	12/01/2017
02/12/2003	26,700	California Housing Finance Agency	1.00	02/01/2026
03/06/2003	7,000	California Housing Finance Agency	0.93	02/01/2033
03/06/2003	4,000	California Housing Finance Agency	0.96	02/01/2035